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EXHIBIT 3.2.8

                                     BY-LAWS
                                       OF
                         CHRISTIE-PETERSEN DEVELOPMENT
                         -----------------------------

                                   ARTICLE 1.
                                     OFFICES

         1.1 PRINCIPAL OFFICES

         The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California.

         1.2 OTHER OFFICES

         The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

         2.1 PLACE OF MEETINGS

         Meetings of shareholders shall be held at any place within or without the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         2.2 ANNUAL MEETINGS

         The annual meetings of shareholders shall be held on the 3rd day of January in each year at 10:00 a.m.; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at THE SAME TIME and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected and any other proper business may be transacted.



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         2.3 SPECIAL MEETINGS

         A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at ANY time by the board of directors, or by the chairman of the board of directors, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

                  2.3.1 If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice-president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of paragraphs
2.4 and 2.5 of this Article 2, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph 2.3.1 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

         2.4 NOTICE OF SHAREHOLDERS' MEETINGS

         All notices of meetings of shareholders shall be sent or otherwise given in accordance with paragraph 2.5 of this Article 2 not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or
(ii) in the case of the annual meeting those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

                  2.4.1 If an action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment to the articles of incorporation, pursuant to
Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of such Code, (iv) dissolution of the corporation, pursuant to
Section 1900 of such Code, or (v) a distribution to



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preferred shareholders, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

         2.5 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

         Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent by mail or telegram to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where this office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                  2.5.1 If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.

                  2.5.2 An affidavit of the mailing or other means of giving any notice of any shareholder's meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

         2.6 QUORUM

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly-called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.7 ADJOURNED MEETING AND NOTICE THEREOF

         Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the



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vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

                  2.7.1 When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of paragraphs 2.4 and 2.5 of Article
2. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         2.8 VOTING

         Unless a record date set for voting purposes be fixed as provided in these By-Laws, then subject to the provisions of Section 702 to Section 704, inclusive, of the Corporations Code of California, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Any shareholder entitled to vote on any matter (other than elections of directors or officers) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at any election and before the voting begins.

                  2.8.1 At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to accumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and a shareholder has given notice prior to the voting of the shareholder's intention to accumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may accumulate such shareholder's votes for candidates in nomination and. give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's



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shares are entitled, or distribute the shareholder's votes on the same principal among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

         2.9 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS

         The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in paragraph 2.4.1 of
Article 2, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  2.9.1 Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

         2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written

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consents of the number of shares required to authorize the proposed action have been filed with the secretary.

                  2.10.1 If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall he given in the manner specified in paragraph 2.5 of Article
2. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 316 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, and (iv) a distribution to preferred shareholders pursuant to Section 2007 of such Code, such notice shall be given at least ten days before the consummation of any such action authorized by any such approval.

         2.11 PROXIES

         Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Corporations Code of California.

         2.12 INSPECTORS OF ELECTION

         Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or


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their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors before the meeting, or by the chairman at the meeting.

         The duties of these inspectors shall be as follows:

                  2.12.1 Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                  2.12.2 Receive votes, ballots, or consents;

                  2.12.3 Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  2.12.4 Count and tabulate all votes or consents;

                  2.12.5 Determine the election result; and

                  2.12.6 Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE 3.
                                    DIRECTORS

         3.1 POWERS

         Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these By-Laws relating to action required to be approved by the shareholders or BY THE outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2 NUMBER AND QUALIFICATION OF DIRECTORS

         The authorized number of directors shall be three (5) until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this By-Law adopted by approval of the outstanding shares. In the event that the number of directors is, or at any time becomes, five (5) or more, then an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.



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         3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

         Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         3.4 VACANCIES

         Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by approval of the shareholders. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

                  3.4.1 A vacancy in the board of directors exists as to any authorized position of director which is not then filled by a duly elected director, whether caused by death, resignation, removal, increase in the authorized number of directors or otherwise.

                  3.4.2 The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

                  3.4.3 No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         3.5 PLACE OF MEETINGS

         Regular meetings of the board of directors shall be held at any place within or without the State that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one



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another, and all such directors shall be deemed to be present in person at such meeting.

         3.6 ANNUAL MEETINGS

         Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

         3.7 OTHER REGULAR MEETINGS

         Other regular meetings of the hoard of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings shall be given to all of the directors. Notice of a change in the determination of time shall be given to each director in the same manner as notice for special meetings of the board of directors.

         3.8 SPECIAL MEETINGS

         Special meetings of the board of directors for any purpose OR purposes MAY be called at any time by the chairman of the board or the president or any vice-president or the secretary or any two (2) directors.

                  3.8.1 Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         3.9 QUORUM

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or



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made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         3.10 WAIVER OF NOTICE

         The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         3.11 ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.12 NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in paragraph 3.8 of this Article 3 to the directors who were not present at the time of the adjournment.

         3.13 ACTION WITHOUT MEETING

         Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.



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         3.14 FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

                                   ARTICLE 4.
                                   COMMITTEES

         4.1 COMMITTEES OF DIRECTORS

         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  4.1.1 The approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

                  4.1.2 The filling of vacancies on the board of directors or in any committee;

                  4.1.3 The fixing of compensation of the directors for serving on the board or on any committee;

                  4.1.4 The amendment or repeal of By-Laws or the adoption of new By-Laws;

                  4.1.5 The amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  4.1.6 A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors or of the board of directors or the members thereof;

                  4.1.7 The appointment of any other committees.



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         4.2 MEETINGS AND ACTION OF COMMITTEES

         Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article 3, paragraph 3.5 (Place of Meetings), paragraph 3..7 (Regular Meetings), paragraph 3.8 (Special Meetings and Notice), paragraph 3.9 Quorum, paragraph 3.10 (Waiver of Notice), paragraph
3.11 (Adjournment), paragraph 3.12 (Notice of Adjournment) and paragraph 3.13 (Action Without Meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolutions of the board of directors, and notice of special meetings of committees shall also be given to all alternate: members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

                                   ARTICLE 5.
                                    OFFICERS

         5.1 OFFICERS

         The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of paragraph 5.3 of this
Article 5.

         5.2 ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of paragraphs 5.3 or 5.5 of this
Article 5, shall he chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         5.3 SUBORDINATE OFFICERS, ETC.

         The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.


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         5.4 REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

                  5.4.1 Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of SUCH resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5 VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

         5.6 CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall if present, preside at all meetings of the board of directors and exercise and perform such other powers and. duties as may from time to time be assigned to him by the board of directors or prescribed by the By-Laws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in paragraph 5.7 of this Article 5.

         5.7 PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.



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         5.8 VICE PRESIDENTS

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the By-Laws, THE president or the chairman of the board.

         5.9 SECRETARY

         The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings, and the proceedings thereof.

                  5.9.1 The secretary shall keep or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by a resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  5.9.2 The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the By-Laws.

         5.10 TREASURER

         The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.



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


                  5.10.1 The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shell render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.


                                   ARTICLE 6.

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         The corporation shall, to the maximum extent permitted by the General Corporation Law of California, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this paragraph, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


                                   ARTICLE 7.
                              RECORDS AND REPORTS

         7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER

         The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

                  7.1.1 A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholders during usual business hours upon five days prior written demand upon the corporation, and/or (ii) obtain from the



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


transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholders, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list shall be made available by the transfer agent on or before the latter of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this paragraph may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

         7.2 MAINTENANCE AND INSPECTION OF BY-LAWS

         The corporation shall keep at its principal executive office, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the By-Laws as amended to date.

         7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

         The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall he kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.



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


         7.4 ANNUAL REPORT TO SHAREHOLDERS

         The annual report to shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate.

         7.5 FINANCIAL STATEMENTS

         A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation, shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

                  7.5.1 If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3) month, six (6) month or nine (9) month period of the then current fiscal year ending more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation as of the end of such PERIOD, the treasurer shall cause such a statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the RECEIPT OF such request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

                  7.5.2 The corporation shall also, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

                  7.5,3 The quarterly income statements and balance sheets referred to in this section 7.5 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.




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


         7.6 ANNUAL STATEMENT OF GENERAL INFORMATION

         The corporation shall, in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the president, secretary and treasurer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.


                                   ARTICLE 8.

                            GENERAL CORPORATE MATTERS

         8.1 RECORD DATE

         For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten
(10) days prior to the date of any such meeting nor more than sixty (60) days prior to any other action, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.

         If the board of directors does not so fix a record date:

                  8.1.1 The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  8.1.2 The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.



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


                  8.1.3 The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         8.2 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

         The board of directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         8.4 STOCK CERTIFICATES

         A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         8.5 LOST CERTIFICATES

         Except as hereinafter in this paragraph provided, no new certificates for shares shall be issued in lieu of an old certifi-



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


cate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         8.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

         8.7 CONSTRUCTION AND DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of the By-Laws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE 9.

                                   AMENDMENTS

         9.1 AMENDMENT BY SHAREHOLDERS

         New By-Laws may be adopted or these By-Laws may be amended or repealed by approval of the outstanding shares; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation the authorized number of directors may be changed only by an amendment of the articles of incorporation.




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         9.2 AMENDMENT BY DIRECTORS

         Subject to the rights of the shareholders as provided in paragraph 9.1 of this Article 9, By-Laws other than a By-Law or an amendment thereof changing this authorized number of directors may be adopted, amended or repealed by the board of directors.

                           CERTIFICATE OF SECRETARY OF
                               ADOPTION OF BY-LAWS

         I hereby certify that I am the duly elected and acting Secretary of CHRISTIE-PETERSEN DEVELOPMENT, a California corporation, and that the foregoing By-Laws, constituting the By-Laws of said corporation, were duly adopted by the board of directors held on September 15, 1995.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation this 22nd day of September, 1995.


                                                 /s/ Michael Petersen, Secretary
                                                 ------------------------------
                                                 MICHAEL PETERSEN, Secretary



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